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                                                                  EXHIBIT 10.8

                      ELECTRONIC DATA PROCESSING AGREEMENT

This Agreement is made and entered into this 12th day of August, 1998 by and between First Commerce Technologies, Inc, ("FCT"), Lincoln, Nebraska, hereinafter referred to as Processor, and Southern Community Bancorp, hereinafter referred to as Client, and supercedes any and all other prior such Agreements upon the following terms and conditions:

1.       SERVICES.

         Processor will provide to Client the electronic data processing services described in attached Addendum A.

2.       FEES AND CHARGES.

         Client agrees to pay processor, via the ACH network on the fifteenth day of each month, processing fees as set forth on Addendum B for services performed the previous month. Processor, at its option, may impose a charge of 1 1/2% per month on account balances not paid by the due date. Charges for services performed for the Client by the Processor which are not specified in Addendum B will be at a price and upon the terms and conditions agreed to by the parties at the time the Client requests such services.

         In order to adjust for the effects of inflation, after the first twelve months of this Agreement, and semi-annually thereafter, all fees and charges reflected in this Agreement will be increased, but not decreased, based on changes in the Consumer Price Index for All Urban Consumers - Other Goods and Services (the "CPI-U") as published by the U.S. Department of Labor, Bureau of Labor Statistics. The first adjustment to be made at the beginning of the thirteenth month will be equal to the percent of change over the one-year period for the twelve consecutive most recent months of information published. This annual adjustment will not be less than 4% nor more than 8%. Subsequent semi-annual adjustments will reflect the CPI-U change in each respective six month period and will not be less than 2% nor more than 4% in any one period.

         In addition to the charges described above, Client agrees to pay for any sales, use, or other tax or charge, levied or assessed upon or as a result of the performance of any service pursuant to this Agreement or materials furnished with respect to this Agreement, except taxes based on Processor's income.

3.       TERM.

         The original term of this Agreement shall be for a period of five (5) years beginning on October 1, 1998.

4.       INPUT DATA.


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         Client will provide Processor input data in a format acceptable to or designated by Processor. Input data shall be complete and correct, in a condition suitable for machine processing and compatible with the data processing equipment and programs of Processor. If the data submitted by the Client to the Processor are incorrect, incomplete, or not in the form designated by Processor, Client will pay processor for any additional work performed to correct or complete the data.

         Processor may rely upon any data, information, or instructions provided by Client. If any error results from incorrect input supplied by Client, Client shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error.

5.       DELIVERY  SCHEDULE.

         Client will deliver input data to the Processor as established by Addendum C. This schedule will be subject to mutually agreed upon changes based upon the need and convenience of the Client and the Processor. The priority for processing Client's data will be established by Processor in accordance with a policy of providing reasonable and efficient delivery of services to all Clients.

6.       CONTACT REPRESENTATIVE.

         Client will designate a qualified individual who will handle all relations with the Processor. At the time of the conversion, Processor will train the contact representative in the use of the data processing system(s).

7.       CONVERSION.

         At the time of conversion, Processor will balance the computer produced conversion reports to Client's general books. Client will train other personnel and new personnel in the use of the data processing system(s) and to balance each computerized report to the Client's general books.

8.       SYSTEM MODIFICATION.

         The Processor will notify the Client of changes in the system which affect procedures or reports and require Client to take action with respect to such changes. These notifications shall be in the form of addenda to the User Manual.

9.       ELECTRONIC TRANSACTIONS.

         Client authorizes Processor to facilitate the origination and receipt of transactions to and from the National Automated Clearing House Association (ACH). Client shall comply with all rules, regulations, and operating procedures of the ACH or its operators as in effect from time-to-time and shall enter into all agreements required by the ACH or its operators. All entries into the system shall be under the route transit identification number of a financial

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         institution to be designated by Client and all clearing and settlement for such entries shall be conducted through such Financial institution

10.      LAWS; REGULATIONS.

         Client shall be responsible for determining the applicability of all state and federal laws and regulations including, but not limited to, laws and regulations governing interest rates, charges, penalties, disclosures, timing, applicable law and conflict of laws, and to adopt standards, policies, practices and procedures consistent with such laws and regulations. Processor assumes no responsibility with respect to such determinations and expressly limits its obligation to processing data supplied to Client in accordance with this Agreement.

11.      IRS FILING.

         Client represents to Processor that it has complied with all laws, regulations, procedures, and requirements in attempting to secure correct Tax Identification Numbers (TINs) for Client's payees and agrees to attest to this compliance by affidavit provided annually. Client authorizes Processor to act as Client's agent and sign on Client's behalf any affidavit required by the Internal Revenue Service with respect to TINs.

         Client acknowledges that Processor's execution of IRS Affidavits on Client's behalf does not relieve Client of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements.

12.      CONFIDENTIALITY.

         Processor shall hold in confidence all information received by it in the course of rendering services designated herein relating to the Client's assets, liabilities, or the assets, liabilities, business or affairs of any of the Client's customers. Processor may disclose Client information pursuant to (1) any law of the United States or any state;
         (2) the order of any court or governmental agency; (3) the rules and regulations of any governmental agency; (4) any subpoena; or (5) any rule of discovery in connection with any civil or criminal action. Upon termination Processor shall return to Client all information in its possession in whatever form held.

13.      OWNERSHIP.

         All data, documentation, specifications, tapes and programs furnished by the Client shall remain the property of the Client. Files, documentation and records developed by the Processor from data furnished by the Client shall be the property of the Processor and shall remain the property of the Processor upon termination of this Agreement. All specifications, tapes, and programs, used or developed by Processor in connection with this Agreement (except those furnished by Client) are and shall remain the sole property of Processor.

14.      RISK OF LOSS.

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         Client will deliver and/or transmit the required input to Processor at
         Client's expense and pay the cost of delivery and/or transmission back to Client. Client will maintain source data and other backup media sufficient for file and input data recreation in order to mitigate against the possibility of loss of input data and Client data maintained by Processor.

         Processor will bear the risk of loss with respect to items in its custody, but only to the extent of the cost to replace or repair the material on which the items or records are recorded.

         Processor will bear no risk of loss for items that are not machine-readable, including, but not limited to, mutilated currency, food coupons, bond coupons, credit card merchant receipts, and foreign checks.

15.      CATASTROPHIC LOSS OR MALFUNCTION.

         Processor will maintain industry acceptable procedures for emergency processing in the event of catastrophic hardware loss or malfunction.

16.      INSURANCE.

         Throughout the term of the agreement, Processor shall maintain insurance coverage (or shall be self insured) for losses from fire, disaster, and other causes contributing to interruption of these services. The proceeds of such insurance shall be payable to Processor. Nothing in this agreement shall be construed as to permit Client to receive any of such proceeds, or to be named as an additional loss payee under any insurance policy.

17.      DISCLAIMER OF WARRANTIES.

         PROCESSOR DISCLAIMS ALL WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESSED, OR IMPLIED INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS
         FOR A PARTICULAR PURPOSE.

18.      INDEMNIFICATION.

         Except for losses, liabilities, damages, costs or expenses as might be incurred or to which Processor may be subjected by reason of its own negligence or willful misconduct, Client agrees to indemnify and hold the Processor harmless from all loss, liability, costs, damages and expenses (including reasonable attorney's fees) to which Processor may be subjected, or which may be incurred in connection with any claim by third parties which may arise out of or as a result of this Agreement or the performance by Processor of services hereunder.

19.      LIMITATION OF LIABILITY.

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         Processor agrees to perform data processing services herein in a commercially reasonable manner, which is similar to the services provided by it to its other Clients, and no other or higher degree of care. In no event shall the Processor, its employees or agents be liable for any failure or delay in processing due to fire, flood, other natural catastrophe, the failure of data processing or handling equipment, strike or other causes beyond Processor's reasonable control. PROCESSOR, ITS AGENTS OR EMPLOYEES WILL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCURRED BY CLIENT INCLUDING, BUT NOT LIMITED TO, LOSS OF INTEREST, LOSS OF INCOME, OR LOSS OF BUSINESS OPPORTUNITY REGARDLESS OF WHETHER PROCESSOR WAS ADVISED OF THE POSSIBLE OCCURRENCE OF SUCH DAMAGES.

20.      INFORMATION TO THIRD PARTIES.

         Processor will furnish data processing information to such regulatory authorities, auditors, or examiners or such other parties as requested by Client in writing. Client will pay any fees incurred for producing such information.

21.      FINANCIAL INFORMATION.

         Processor shall, upon available to the Client, upon request, an annual report on the financial condition of the Processor.

22.      AUDIT.

         Processor shall, upon request, provide Client one (1) copy of the report resulting from the third party review by Processor's independent certified public accountants. Processor shall, upon request, make available for Client's review a current copy of Processor's Disaster Recovery Plan. Client (or a Representative of the Client) shall have the right to perform additional audit procedures on Processor. Client assumes responsibility for all costs associated with the performance of Client's additional audit procedures, including expenses incurred by Processor related to such procedures.

23.      CONTINUATION AFTER TERM.

         This Agreement shall automatically renew for successive contract terms equal to the original term, unless written notice is delivered by either Client or Processor to be other at least nine (9) months prior to the expiration of the original term hereof or any renewal or extension thereof.

24.      EARLY TERMINATION.

         Client may terminate the Agreement before expiration of the original term of this Agreement, upon satisfaction of each of the following conditions: (a) Client shall have been acquired by another financial institution; (b) within six months after it is acquired Client shall have

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         notified Processor in writing of its intention to terminate, with such notice providing for a termination date not less than one year thereafter; and (c) Client shall have paid Processor a fee, which shall accompany the foregoing termination notice, equal to 40% of the scheduled processing fee which would have been paid from the actual termination date through the original term of the Agreement. For any portion of the processing fee which may be volume sensitive as set forth on Addendum B, the termination charge for such portion shall be based on the average processing fee assessed for the three (3) calendar months immediately preceding the month of notice. Client may terminate the Item Processing Services portion of the Agreement only at any time after the first year of service with written notification of its intention to terminate, with such notice providing for a termination date not less than one year thereafter. Article ( c ) of Paragraph 24 Early termination shall continue to be in effect.

25.      DEFAULT.

         If Client is in default of any of its obligations hereunder, including nonpayment of processing fees, Processor may, at its option and in addition to all other remedies, immediately terminate the Agreement as to future obligations without further notice.

26.      DISPOSITION OF CLIENT DATA.

         At the expiration of this Agreement, Processor may dispose of any data left by Client unless written instructions for disposition, are received within ten (10) days of the termination date. Client shall pay any expense incurred and disposing of or transferring the data to another processor.

27.      USER MANUAL.

         Processor agrees to provide Client with one copy of the User Manual for each application. Client agrees to abide by the procedures, instructions, and conditions set forth in the User's Manual. Processor may periodically amend and/or update the User's Manual, and will provide Client with documentation regarding such amendments and updates.

28.      YEAR 2000 STATEMENT.

         FCT acknowledges the responsibility for assuring that its active systems effectively handle Year 2000 conditions. As such, FCT is making the necessary adjustments to appropriate systems to accommodate the calendar rollover to the year 2000. In addition, a significant testing program is being implemented to ensure that our mission critical applications process Year 2000 dates correctly.

29.      MISCELLANEOUS.

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         A.      ADDENDA              All addenda and other schedules or
                                      exhibits attached to or referred to in
                                      this Agreement shall be deemed to be a
                                      part of this Agreement as if fully set
                                      forth.

         B.      NOTICES              All notices required or permitted under
                                      this Agreement shall be given in writing and shall be deemed given when mailed, first class, postage prepaid, addressed to the party at the address set forth in connection with the party's signature or such other address as any party shall provide to the other by notice.

         C.      USE OF SERVICES      Client will use the services provided
                                      under this Agreement only for its own
                                      internal business purposes and will not
                                      sell or otherwise provide, directly or
                                      indirectly, any such services or any
                                      portion thereof to any third party.

         D.      ENTIRE AGREEMENT     This Agreement, together with the Addenda
                                      hereto, constitutes, the entire agreement between Processor and Client with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein. This
                                      Agreement supersedes all prior
                                      negotiations, agreements, and undertakings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written and have executed the Agreement on the date set forth in connection with their respective signatures.

FIRST COMMERCE TECHNOLOGIES, INC.              SOUTHERN COMMUNITY BANCORP
126 N. 11th  Street, P.O. Box 82414            250 N. Orange Avenue
Lincoln, Nebraska 69508                        Orlando, Florida 32801

Signature: /s/ J. MICHAEL TADLOCK              Signature: /s/ STEPHEN R. JEUCK
          -------------------------                      ----------------------
Print Name: J. Michael Tadlock                 Print Name: Stephen R. Jeuck

Title: Senior Vice President                   Title: Secretary and CFO

Date: August 17, 1998                          Date: August 12, 1998

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                                   ADDENDUM A

This is an Addendum to the Electronic Data Processing Agreement dated August 12, 1998. Processor will provide the following services to client as set forth in the User's Manual.

STANDARD APPLICATIONS included in the "base fee" on Addendum B:

         Demand Deposit Accounting (DDA)

         Certificates Of Deposit (CDS)

         Individual Retirement Accounting (IRA)

         Loan Accounting System (LAS)

         General Ledger System (GLS)

         Client Services Information (CSI)

         Tax Reporting System (TRS)

         Funds Transfer System (FTS)

         Card Management System (CMS)

         Online input and inquiry transactions

ADDITIONAL APPLICATIONS included on Addendum B:

         Item Processing Services (Schedule A)

         View/Print/Archive Report Software

         Call Report Preparation Software

         PC Teller Software

         Mortgage Loan Accounting (Investor Reporting)

         Image Capture and Statement Preparation Services

         New Account Platform Software (Loans)

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         ACH Origination Software

         FCT Safety Deposit Software

         FTI Fixed Asset Control

         FTI Accounts Payable

         MicroSoft Access

FIRST COMMERCE TECHNOLOGIES, INC.             SOUTHERN COMMUNITY BANCORP
126 N. 11th  Street, P.O. Box 82414           250 N. Orange Avenue
Lincoln, Nebraska 69508                       Orlando, Florida 32801

Signature: /s/ J. MICHAEL TADLOCK             Signature:  /s/ STEPHEN R. JEUCK
          -------------------------                     ----------------------
Print Name: J. Michael Tadlock                Print Name: Stephen R. Jeuck

Title: Senior Vice President                  Title: Secretary and CFO

Date: August 17, 1998                         Date: August 12, 1998




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                                   ADDENDUM B

This is an Addendum to the Electronic Data Processing Agreement dated August 12, 1998. Processing will be provided as follows:

         Data Center Services processing with full on-line input and inquiry with transmission to Client's facility of all reports, statements, and special forms.

PROCESSING FEES will be paid by Client to the Processor for the applications listed on Addendum A.

         BASE FEE

         The following base monthly processing fee applies to the STANDARD APPLICATIONS listed on Addendum A.

         BASE MONTHLY PROCESSING FEE:                              $1,260.00
                  Up to 1,500 accounts                Included in Base Fee
                1,501 to 10,000 accounts                   $0.60 per account
                  Over 10,000 accounts                     $0.55 per account

         All ADDITIONAL APPLICATIONS listed on Addendum A will be charged based on fees provided in Schedule A or contracted for separately.

ADDITIONAL FEES:

1)       Monthly ATM Processing Fees:                1 ATM at $220 Per ATM

         The monthly fee for ATM service includes the cost of a modem and related maintenance and line monitoring, and unlimited transactions and authorizations.

2) All phone line charges, drops and installation fees. Charges are passed on to the user bank in relationship to amounts charged by provider, and may be adjusted periodically.

3) Transportation of data and/or items to and from the data center. Charges are passed on to the user bank in relationship to the amounts charged by provider, and may be adjusted periodically.

4) Equipment purchases and maintenance, leased equipment and repairs are contracted for separately.

5) A one-time conversion fee of $9,000.00 will be assessed for the initial conversion of applications. This will include initial training of your employees on the various applications, reports, and on-line systems. Ongoing training seminars may be attended for the fee as published for the individual class.

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6)       Custom forms may be printed on bank premise at bank expense. In an
         In-Bank printing environment, user bank is responsible for all paper and forms printed in bank. Purchasing of supplies, stock paper, statements, and special forms may be made through FCT to get quantity pricing.

7) AD FRADs, modems, modem sharing devices, and converters for telephone communications are leased and contracted for separately.

8)       Item Processing Services (Schedule A).

9) FCT's OnLine System (Online input and inquiry transactions) 10 OnLine PC workstations at $5.00 per workstation per month 1 branch at $2,000.00 per branch (implementation fee)

         View/Print/Archive Report Software

         FPreports         1 server connect at $25.00 per connect per month
                           3 viewer access workstations at $3.00 per workstation per month

10)      PC Teller Software

                           4 PC workstations at $25.00 per workstation per month 1 branch at $3,000.00 per branch (implementation fee)

11)      Rembrandt Loan Documentation System(bank asset size less than
         $50 Million)
                           Implementation fee $12,600.00
                           Monthly fee $300.00

12)      Call Report Preparation Software

13)      Mortgage Loan Accounting (Investor Reporting)

14)      Image Capture and Statement Preparation Services

15)      ACH Origination Software

16)      FCT Safety Deposit Software

17)      Fixed Asset Control

                  1 license at $90/mo per license

18)      FTI Accounts Payable
                  1 license at $46/mo per license

19)      MicroSoft Access

                  1 license $20/mo per workstation

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The pricing set forth in this Addendum B will be adjusted for increased volume as reflected above. If through acquisitions, mergers or other means Client significantly increases the number of accounts, volume of transactions or number of branches, Processor reserves the right to adjust the monthly processing fee of this Agreement with mutual agreement of the Client.

FIRST COMMERCE TECHNOLOGIES, INC.               SOUTHERN COMMUNITY BANCORP
126 N. 11th  Street, P.O. Box 82414             250 N. Orange Avenue
Lincoln, Nebraska 69508                         Orlando, Florida 32801

Signature: /s/ J. MICHAEL TADLOCK             Signature: /s/ STEPHEN R. JEUCK
          ------------------------                      -----------------------
Print Name: J. Michael Tadlock                Print Name: Stephen R. Jeuck

Title: Senior Vice President                  Title: Secretary and CFO

Date: August 17, 1998                         Date: August 12, 1998


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                                   ADDENDUM C

This is an Addendum to an Electronic Data Processing Agreement dated August 12, 1998 .

Delivery schedules as of the date of this Addendum are as follows:

         Client shall have available for courier pick up all input data to be delivered to the Orlando Item Processing Center by 5:30 p.m. each day Monday through Friday.

         Processor shall deliver bry courier all output data on or before 8:00 a.m. each day Tuesday through Saturday.

FIRST COMMERCE TECHNOLOGIES, INC.                SOUTHERN COMMUNITY BANCORP
126 N. 11th  Street, P.O. Box 82414              250 N. Orange Avenue
Lincoln, Nebraska 69508                          Orlando, Florida 32801

Signature: /s/ J. MICHAEL TADLOCK              Signature: /s/ STEPHEN R. JEUCK
          -----------------------                        ----------------------
Print Name: J. Michael Tadlock                 Print Name: Stephen R. Jeuck

Title: Senior Vice President                   Title: Secretary and CFO

Date: August 17, 1998                          Date: August 12, 1998


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                        FIRST COMMERCE TECHNOLOGIES, INC.

                                   SCHEDULE A
                            ITEM PROCESSING SERVICES
                                  FEE SCHEDULE

SERVICE DESCRIPTION                                  UNIT                                           SERVICE FEE
-------------------                                  ----                                           -----------
ITEM CAPTURE
Inclearing Item Capture..............................Per Item.......................................... $0.010
Proof of Deposit (POD) Item Capture..................Per Item ..........................................$0.015
Transit/Clearing Item Capture & Cash Letter Sort ....Per  Item .........................................$0.011
Proof of Dcposit MICR Encoding ......................Per Item ..........................................0.0245
Bulk File/Safekeeping/Item Destruction ..............Per Item .........................................$0.0083
Reject/Re-Entry   ...................................Per Item ...........................................$0.05

CHECK ARCHIVAL
Microfilm (Image @ 0.005) ...........................Per Item ..........................................$0.003
Dial up Access (Check, Images) ......................Per Month.........................................$195.00
Check Photocopy .....................................Per Item............................................$0.50
Check Research Services .............................Per Hour ..........................................$23.50
Fax Services ........................................Per Page ...........................................$1.25

RETURN ITEM PROCESSING
Exception Item Pull/Qualification (NSF, Stops, etc.)..Per Item...........................................$0.35
Return Item Cash Letter Prepared......................Per Item ...........................................0.03

STATEMENT RENDERING
Printed Statement.....................................Per Page .........................................$0.105
Truncated Statement DDA & Savings. ...................Per Account........................................$0.10
Image Statement DDA...................................Per Account........................................$0.15
Non-Truncated Statement DDA ..........................Per Account........................................$0.30
Statement Inserts.....................................Per Insert........................................$0.013

OPTIONAL SERVICES
PC Image Software & Setup ............................Per PC.......................................... $750.00
CD-ROM Archival (25,000 iterns per CD) ...............Per CD............................................$25.00
Postage & Pre-Sorting ................................Per Envelope . ..................................At Cost
Courier Services .....................................Per Delivery ....................................At Cost

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DeNovo bank fees for Backroom and Item Processing assume that total items do not exceed 30,000. Total items include both on-us and over the counter (transit) items. After total items exceed 30,000, the bank will be accessed per item fees based on the current published fee schedule, as listed below. Special pricing for the first 9-month period will be accessed at $1,000.00 per month. In the 10th month and through the 30,000-item tier, the item-processing fee will be accessed at $1,500.00. Services to include: item capture, amount field encoding, item pull and qualification, and statement preparation. All items will be captured on image for research. Any fees for research, photocopies, faxes or postage will be billed at cost.

FIRST COMMERCE TECHNOLOGIES, INC.             SOUTHERN COMMUNITY BANCORP
126 N. 11th  Street, P.O. Box 82414           250 N. Orange Avenue
Lincoln, Nebraska 69508                       Orlando, Florida 32801

Signature: /s/ J. MICHAEL TADLOCK          Signature: /s/ STEPHEN R. JEUCK
          ------------------------                   ----------------------
Print Name: J. Michael Tadlock             Print Name: Stephen R. Jeuck

Title: Senior Vice President               Title: Secretary and CFO

Date: August 17, 1998                      Date: August 12, 1998










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